UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2007

LiveWorld, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26657	77-0426524
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4340 Stevens Creek Blvd, Suite 101, San Jose, California		95129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 871-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Liveworld, Inc. ("Liveworld") filed its Amendment No. 2 to the Form 10-SB on July 13, 2007 (the "Amendment") with the Securities and Exchange Commission. The number of beneficially owned shares of common stock for Allegis Capital was incorrectly reported as being 2,384,554 in PartI, Item 4 of the Amendment. The correct number of shares of common stock beneficially owned by Allegis Capital as of April 27, 2007 was 3,384,553. The corrected beneficial ownership table is provided as Exhibit 99.1.

As used in the table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The percentage shown is based on 30,682,810 shares of common stock issued and outstanding as of April 27, 2007. In computing the number and percentage of shares beneficially owned by a person, shares of common stock subject to options and/or warrants currently exercisable, or exercisable within 60 days of April 27, 2007, are counted as outstanding, but these shares are not counted as outstanding for computing the percentage ownership of any other person.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LiveWorld, Inc.

December 4, 2007	By:	David S. Houston

Name: David S. Houston
Title: Senior Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Corrected Beneficial Ownership Table